UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2006

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Ameriprise Financial Center Minneapolis, Minnesota		55474
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On March 21, 2006, the Compensation and Benefits Committee (the “Committee”) of the Board of Directors of Ameriprise Financial, Inc. (the “Company”) took the following actions related to the incentive compensation of the Company’s executive officers:

2006 Annual Incentive Awards

                The Committee established the performance goals and business criteria for annual incentive awards for the 2006 award period pursuant to the Ameriprise Financial 2005 Incentive Compensation Plan (the “Ameriprise ICP”) and the Ameriprise Financial Annual Incentive Award Plan. For 2006, the Committee has established performance goals for the payment of annual incentive awards that are based on the Company’s adjusted diluted earnings per share (“Adjusted EPS”), adjusted return on equity (“Adjusted ROE”) and individual business unit or functional goals, with the award being determined by reference to a matrix of possible performance levels. Of the total target bonus, 50% is related to achievement of Adjusted EPS targets, 25% is related to achievement of Adjusted ROE targets and 25% is related to individual goals. In determining Adjusted EPS and Adjusted ROE, the Company’s reported net income will be adjusted to exclude income and losses from discontinued operations, the cumulative effect of accounting changes, the operations of AMEX Assurance and non-recurring separation costs. The Committee has reserved the authority to make other adjustments in determining the achievement of the Adjusted EPS and Adjusted ROE targets in order to reflect appropriately the Company's 2006 operating performance. For the individual goals, the performance will be assessed according to key strategic objectives and customer metrics tied to the individual participant’s business unit or functional area.

                The Committee can adjust the total bonus earned by the participant upward or downward by as much as 30% to reflect such factors as the Company’s relative total shareholder return and an officer’s individual contributions and leadership. For participants other than the Chief Executive Officer (the “CEO”), any such adjustment will based on the recommendation of the CEO. No upward adjustment, however, may cause the total bonus payable to any participant to exceed 200% of his or her target bonus.

The cash incentive awards for named executive officers will be paid from a pool created under the Ameriprise ICP, which will be equal to two percent of the Company’s Adjusted Net Earnings for 2006. "Adjusted Net Earnings" means the Company’s reported net income adjusted to exclude income and losses from discontinued operations, the cumulative effect of accounting changes, the operations of AMEX Assurance and non-recurring separation costs. Subject to the terms and conditions described above, if the performance objectives are attained, as determined and certified prior to payment by the Committee, each of the named executive officers will be entitled to a cash incentive award which in the case of each such officer will be no greater than a maximum percentage of the pool pre-established by the Committee at the March 21, 2006 meeting.

At present, it is expected that the payments, if any, to the Company’s executive officers in respect of 2006 annual incentive awards will be made in February 2007, and an executive officer generally must be continuously employed by the Company through the date of payment to be eligible to receive such payment. Payouts will range from zero to 200% of the target annual incentive based on the level of performance achieved.

The Committee reviewed competitive market data on all executive officer positions before taking these actions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(REGISTRANT)

DATE: March 27, 2006	By:	/s/ Thomas R. Moore
Name: Thomas R. Moore
Title: Vice President, Chief Governance Officer, and Corporate Secretary